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                                                                     exhibit (b)
                              SELECT TEN PLUS FUND, LLC

                                RULES AND REGULATIONS

                                      ARTICLE I

                                       GENERAL


     Section 1. NAME. The name of this limited liability company shall be Select Ten Plus Fund, LLC. This limited liability company is established and maintained under the laws of the State of Delaware.

     Section 2.     OFFICE.  The principal office of the Fund shall be at 515 W.
Market Street, Louisville, Kentucky. The Fund also shall have offices at   such
other locations as the Board of Managers of the Fund, from time to time, may determine.

     Section 3. PURPOSES. The Fund is a no-load mutual fund consisting of four separate investment portfolios. The Select Ten Plus portfolios seek total return by investing in the ten highest yielding common stocks included in the Dow Jones Industrial Average in equal weights and holding them for twelve months. At the end of a Portfolio's twelve-month period, the Portfolio restructures its investment portfolio to invest in the ten stocks with the highest current dividend yield in the Dow Jones Industrial Average for another twelve months.

                                     ARTICLE III

                                  BOARD OF MANAGERS

     Section 1. MANAGEMENT OF THE FUND. The Board shall have power to conduct the business of the Fund and carry on the Fund's operations in any and all of its branches and maintain offices both within and without the State of Kentucky, and in any and all other states of the United States of America, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction, and to do all such other things and execute all such instruments as the Board deems necessary, proper, or desirable in order to promote the interests of the Fund although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Fund made by the Board in good faith shall be conclusive. The powers of the Board may be exercised without order of or resort to any court.

     Section 2. POWERS. The Board shall have the following duties, responsibilities, and power:

     a.   To select and approve annually an independent public accountant.

     b. To authorize and approve agreements providing for investment management and advisory services, and related matters, and to approve the continuance of such an agreement.

     c. To authorize and approve agreements providing for sales and administrative services, and related matters, and to approve the continuance of such an agreement.
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     d.   To authorize and approve agreements providing for administrative services for a Portfolio, and related matters, and to approve the continuance of such an agreement.

     e. To authorize and approve agreements providing for custodian services, and related matters, and to approve the continuance of such an agreement.

     f. To authorize and approve agreements providing for accounting services for a Portfolio, and related matters, and to approve the continuance of such an agreement.

     g. To authorize and approve agreements providing for underwriting services, and related matters, and to approve the continuance of such an agreement.

     h. To authorize and approve any and all other material agreements or contracts pertaining to the operation of the Fund, including, but not limited to, fidelity bond premium allocation agreements and joint account agreements to permit the Portfolios to deposit their daily uninvested cash balances into a single joint account to be used in order to enter into joint repurchase agreements, and to approve the continuance of such agreements or contracts.

     i. To recommend from time to time any changes deemed appropriate in the fundamental investment objective or fundamental investment policies, practices, or limitations of the Fund or any Portfolio of the Fund, and to make such changes in those investment policies, practices, and limitations of the Fund or any Portfolio not requiring approval by the shareholders as the Board deems appropriate.

     j. To supervise the investment of the assets of the Fund and any Portfolio in accordance with the investment objectives, policies, practices, and limitations of the Fund and Portfolios, and to review periodically the investment portfolios of the Fund and the Portfolios to ascertain that these investment portfolios are being managed in accordance with the investment objectives, policies, practices, and limitations of the Fund and the Portfolios, as appropriate, and the interests of the shareholders, and to take such corrective action as may be necessary.

     k. To enter into such other agreements and to take any and all actions necessary or proper in connection with the operation and management of the Fund and the Portfolios and the assets thereof.

     l. To delegate such authority as the Board considers desirable to any officers of the Fund and to any investment adviser, manager, administrator, custodian, underwriter, or other agent or independent contractor.

     m. To create and establish, and to change in any manner, separate and distinct Portfolios with separately defined investment objectives and policies and distinct investment purposes, and to fix the preferences, voting powers, rights, and privileges of these Portfolios, in accordance with the provisions of the 1940 Act and other federal securities laws, and to establish classes of such Portfolios having relative rights, powers, and duties as the Board may provide consistent with applicable law.


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     n.   In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

     Any action by one or more of the members of the Board in their capacity as such hereunder shall be deemed an action on behalf of the Fund or the applicable Portfolio, and not an action in an individual capacity.

     Section 3. NUMBER AND TENURE. The initial Board shall consist of four initial members appointed by the Executive Committee of the Board of Directors of National Integrity. The number of members of the Board which thereafter shall constitute the entire Board may be increased or decreased by a vote of a majority of the entire Board from time to time; provided, that this number shall not be less than three or more than nine. Each member of the Board shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Members of the Board need not be shareholders.

     Section 4. VACANCIES. Vacancies in the Board for any cause, including an increase in the authorized number of members of the Board, may be filled by a majority of the members of the Board then in office, subject to any requirements under the 1940 Act or other applicable law.

     Section 5. PLACE OF MEETINGS. Meetings of the Board may be held at any place within or without the State of Kentucky, or as the Board may determine.

     Section 6. REGULAR MEETINGS. Regular meetings of the Board shall be held at any time and place fixed by the Board. Notice of a meeting shall be given by mail, personal delivery, telephone, telefax, telegram, or other means at any time preceding the meeting. Notice of a meeting of the Board may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. The attendance of a member at a meeting shall constitute a waiver of notice of such meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

     Section 7. SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman of the Board or three or more members of the Board.

     Section 8. QUORUM. A majority of the total number of members of the Board shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than three members. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum shall have been obtained. Except as otherwise provided by law, or any contract or agreement to which the Fund is a party, the act of a majority of the members of the Board present at any meeting at which there is a quorum shall be the act of the Board.


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     Section 9.     COMMITTEES.  The Board may, by resolution designate an
executive committee and other committees composed of two or more members, and the members thereof, to the extent permitted by law, and each subcommittee shall have the powers, authority, and duties specified in the resolution creating the same and permitted by law. Each committee may make rules for the notice and conduct of its meetings and the keeping of the records thereof. The term of any member of any committee shall be fixed by the Board.

     Section 10. COMPENSATION OF MANAGERS. The Board may authorize reasonable compensation to members for their services as members of the Board and as members of the committees of the Board and may authorize the reimbursement of reasonable expenses incurred by members in connection with rendering those services.

     Section 11. RESIGNATIONS. Any member of the Board may resign his or her membership at any time by mailing or delivering his or her resignation in writing to the Chairman of the Board or to a meeting of the Board. No member of the Board who resigns shall have any right to compensation for any period following his or her resignation. Any resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof.

     Section 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all the members of the Board or committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee thereof.

     Section 13. ACTION BY THE BOARD. Any meeting of the Board conducted by telephone shall be deemed to take place at the principal office of the Fund or any other place, as determined by the Board. Subject to the requirements of the 1940 Act, the Board by majority vote may delegate to any one or more of the Board's members the authority of the Board to approve particular matters or take particular actions on behalf of the Fund. Written consents or waivers of the Board may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Fund may be accomplished by telefax.


                                     ARTICLE III

                                       OFFICERS

     Section 1. CHAIRMAN. The members of the Board shall elect on an annual basis a Chairman. The Chairman shall be a member of the Board.

     Section 2. OTHER OFFICERS. The other officers of the Fund Account shall consist of a president, a secretary, a treasurer, and such other officers or assistant officers, including vice-presidents, as may be elected by the members. Any two or more of the offices may be held by the same person, except that the same person may not be both president and secretary. The members may designate a vice-president as an executive vice-president and may designate the order in which the other vice-presidents may act. The members of the Board shall appoint and terminate such agents as the members shall consider appropriate.

     Section 3. ELECTION AND TENURE. At the initial organizational meeting and at least once a year thereafter, the member shall elect the Chairman, the president, secretary, treasurer, and other such officers


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as the members shall deem necessary or appropriate in order to carry out the business of the Fund. Such officers shall hold the office until their successors have been duly elected and qualified.

     Section 4. CHAIRMAN, PRESIDENT, AND VICE-PRESIDENTS. The Chairman shall, if present, preside at all meetings of the Board, and shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the members of the Board. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman, the President shall be the chief executive officer of the Fund and, subject to the control of the Board, shall have general supervision, direction, and control of the business of the Fund and shall exercise such general powers of management as are usually vested in the office of President of a corporation or a business trust. In the absence of the Chairman, the President shall preside at all meetings of the Board, and, in the absence of the President, the next-highest ranking officer shall preside or such other person designated by the members. Subject to direction of the Board, the Chairman and the President shall each have power in the name and on behalf of the Fund to execute any and all loan documents, contracts, agreements, deeds, mortgages, applications for Commission orders, and other instruments in writing, and to employ and discharge employees and agents of the Fund. The Chairman and the President shall have such further authorities and duties as the Board shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Board or, if more than one and not ranked, the Vice-President designated by the Board, or, if not so designated, designated by the President, shall perform all the duties of the President, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Board, and of the President, each Vice-President shall have the power in the name and on behalf of the Fund to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Board or by the President.

     Section 5. SECRETARY. The Board may select a Secretary and an Assistant Secretary who need not be members of the Board. The Secretary and the Assistant Secretary shall have the power to certify the minutes of the proceedings of the Board and portions thereof and shall perform such duties and have such other powers as these Rules and Regulations or the Board shall designate from time to time. In the absence of the Secretary and Assistant Secretary, an appointee of the Board shall perform such duties and have such powers.

     Section 6. TREASURER. Except as otherwise directed by the Board, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable, and other valuable papers and documents of the Fund, and shall have and exercise under the supervision of the Board and of the President all powers and duties incident to his office. The Treasurer may endorse for deposit or collection all notes, checks, and other instruments payable to the Fund or to its order. The Treasurer shall deposit all funds of the Fund in such depositories as the Board shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Fund as may be ordered by the Board or the President. The Treasurer shall keep accurate separate account of the books of the Fund's transactions, which shall be the property of the Fund and, together with all other property in his possession, shall be subject at all times to the inspection and control of the Board. Unless the Board shall otherwise determine, the Treasurer shall be the principal accounting officer of the Fund and shall also be the principal financial officer of the Fund. The Treasurer shall have such other duties and authorities as the Board shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Board may authorize any adviser, administrator, manager, or agent to maintain bank accounts and deposit and disburse funds of the Fund or any Portfolio thereof.


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     Section 7.     VACANCIES AND REMOVAL.  The Board may fill any vacancy which may occur in any office. Officers shall hold office at the pleasure of the Board and any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board whenever, in the judgment of the Board, the best interests of the Fund will be served thereby.

     Section 8. RESIGNATIONS. Any officer of the Board may resign his office any time by mailing or delivering his or her resignation in writing to the Chairman of the Board or to a meeting of the Board. No officer of the Fund who resigns shall have any right to compensation for any period following his or her resignation. Any resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof.

                                      ARTICLE IV

                                  CUSTODY OF ASSETS

     Securities comprising the Fund's portfolios and cash representing the proceeds from sales of portfolio securities and of payment of principal and interest upon portfolio securities shall be held by a custodian or trustee which shall be a bank or trust company having the qualifications prescribed in the 1940 Act. The Fund shall, upon the resignation or inability to serve of the custodian or trustee, (1) use its best efforts to obtain a successor custodian or trustee, (2) require that the cash and securities owned by the Fund be delivered to the successor custodian or trustee.


                                      ARTICLE V

                                     FISCAL YEAR

     The fiscal year of the Fund shall end on such date as the members of the Board from time to time shall determine.


                                      ARTICLE VI

                                      AMENDMENTS

     Except as otherwise provided by law, the Rules and Regulations of the Fund may be amended or repealed by the Board.

     The provisions of these Rules and Regulations are intended to satisfy the requirements of the 1940 Act. In the event that federal law should be amended or rules, regulations, rulings, or exemptions thereunder should be adopted, with the result that any or all of the provisions of the Rules and Regulations shall not be required by federal law, such provisions of the Rules and Regulations may be amended or repealed by the Board of the Fund or by any committee thereof so authorized by such Board.


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